EXHIBIT 4.1
                                -----------

                       SIMPSON MANUFACTURING CO., INC.

                                    and

                              BANKBOSTON, N.A.

                                Rights Agent

                                _____________

                              RIGHTS AGREEMENT

                         Dated as of July 30, 1999

                             TABLE OF CONTENTS

                                                                     Page
                                                                     ----

1.  Certain Definitions                                                 1

2.  Appointment of Rights Agent                                         3

3.  Issue of Rights Certificates                                        3

4.  Form of Rights Certificates                                         5

5.  Countersignature and Registration                                   5

6.  Transfer, Split Up, Combination and Exchange of Rights
    Certificates; Mutilated, Destroyed, Lost or Stolen Rights
    Certificates                                                        6

7.  Exercise of Rights; Purchase Price; Expiration Date of Rights       6

8.  Cancellation and Destruction of Rights Certificates                 8

9.  Reservation and Availability of Preferred Stock                     8

10.  Preferred Stock Record Date                                        9

11.  Adjustment of Purchase Price, Number and Kind of Shares or
     Number of Rights                                                   9

12.  Certificate of Adjusted Purchase Price or Number of Shares        14

13.  Consolidation, Merger or Sale or Transfer of Assets or
     Earning Power                                                     14

14.  Additional Covenants                                              16

15.  Fractional Rights and Fractional Shares                           16

16.  Rights of Action                                                  17

17.  Agreement of Rights Holders                                       18

18.  Rights Certificate Holder Not Deemed a Stockholder                18

19.  Concerning the Rights Agent                                       18

20.  Merger or Consolidation or Change of Name of Rights Agent         19

21.  Duties of Rights Agent                                            19

22.  Change of Rights Agent                                            21

23.  Issuance of New Rights Certificates                               21

24.  Redemption, Termination and Exchange                              22

25.  Notice of Certain Events                                          24

26.  Notices                                                           25

27.  Supplements and Amendments                                        25

28.  Determination and Actions by the Board of Directors, etc          25

29.  Successors                                                        26

30.  Benefits of This Agreement                                        26

31.  Severability                                                      26

32.  Governing Law                                                     26

33.  Counterparts                                                      26

34.  Descriptive Headings                                              27

EXHIBIT A -   Form of Certificate of Designation                      A-1

EXHIBIT B -   Form of Rights Certificate                              B-1

EXHIBIT C -   Summary of Rights                                       C-1

                             RIGHTS AGREEMENT

     THIS AGREEMENT, dated as of July 30, 1999 between SIMPSON
MANUFACTURING CO., INC., a Delaware corporation (the "Company"), and BANKBOSTON, N.A., a national banking association (the "Rights Agent"),


                           W I T N E S S E T H:

     Whereas on July 29, 1999 the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as hereinafter defined) for each share of Common Stock, $0.01 par value per share, of the Company (the "Common Stock") outstanding as of the close of business on August 19, 1999 (the "Record Date"), and contemplates the issuance of one Right (subject to adjustment as provided herein) for each share of Common Stock of the Company issued between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined in Section 3(a) and Section 7(a), respectively) (with Rights also to be issued in connection with certain issuances of Common Stock after the Distribution Date, as provided more fully herein), each Right representing the right to purchase when exercisable one one-thousandth of a share of Series A Participating Preferred Stock, $0.01 par value per share, of the Company ("Preferred Stock") having the rights, powers and preferences set forth in the Certificate of Designation attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights"):

     N o w, T h e r e f o r e, in consideration of the promises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

     1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

     (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, without the prior approval of the Company, shall have become the Beneficial Owner (as such term is hereinafter defined) of securities representing 15% or more of the shares of Common Stock then outstanding or who was such a Beneficial Owner at any time on or after the date hereof, whether or not such Person continues to be the Beneficial Owner of securities representing 15% or more of the outstanding shares of Common Stock; provided, however, that in no event shall a Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of less than 15% of the Company's outstanding shares of Common Stock become an Acquiring Person solely as a result of a reduction of the number of shares of outstanding Common Stock, including repurchases of outstanding shares of Common Stock by the Company, which reduction increases the percentage of outstanding shares of Common Stock beneficially owned by such Person (provided that any subsequent increase in the amount of Common Stock beneficially owned by such Person, together with all Affiliates and Associates of such Person, without the prior approval of the Board of Directors of the Company shall cause such Person to be an Acquiring Person); and provided, further, that "Acquiring Person" shall not mean (i) the Company, (ii) any subsidiary of the Company (as such term is hereinafter defined), (iii) any employee benefit plan of the Company or any of its subsidiaries, (iv) any entity holding securities of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan, or (v) any Person who as of the Record Date is (a) the Beneficial Owner of 25% or more of the shares of Common Stock then outstanding (an "Exempt Person"),
(b) any Person who is an Affiliate or Associate of an Exempt Person, (c) any person who acquires Beneficial Ownership of shares of Common Stock from an Exempt Person by will or the laws of intestate succession or (d) any person who is a trustee, executor or administrator of the estate of an

Exempt Person during the period commencing with the death of such Exempt Person and ending with the date when all shares owned by such estate have been distributed; provided that any Exempt Person who shall become Beneficial Owner of 40% or more of the shares of Common Stock then outstanding shall become an Acquiring Person; provided, however, that in no event shall any Exempt Person become an Acquiring Person solely as a result of a reduction of the number of shares of Common Stock outstanding, including repurchases of outstanding shares of Common Stock by the Company, which reduction increases the percentage of outstanding shares of Common Stock beneficially owned by such Exempt Person.

     (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

     (c) "Approval of" or "approved by" the Company shall mean the affirmative vote of a majority of a quorum of the Board of Directors.

     (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

         (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

         (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and
     (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

         (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or with which such Person or any of such Person's Affiliates have otherwise formed a group, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this paragraph (d)) or disposing of any securities of the Company.

     (e) "Board of Directors of the Company," "Board of Directors" or "Board" shall mean the Board of Directors of the Company as constituted at the time in question.

     (f) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

     (g) "Close of Business" on any given date shall mean 5 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day it shall mean 5 P.M., Eastern time, on the next succeeding Business Day.

     (h) "Common Stock" shall mean the Common Stock, $0.01 par value per share, of the Company, except that "Common Stock" when used with reference to stock issued by any Person other than the Company shall mean the capital stock with the greatest Voting Power (as such term is hereinafter defined), or the equity securities or other equity interest having power to control or direct the management, of such Person or, if such Person is a subsidiary of another Person, of the Person which ultimately controls such first-mentioned Person and which has issued and outstanding such capital stock, equity securities or equity interests.

     (i) "Person" shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust or other entity.

     (j) "Preferred Stock" shall mean the Series A Participating Preferred Stock, $0.01 par value per share, of the Company.

     (k) "Stock Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

     (l) A "subsidiary" of any Person shall mean any corporation or other entity of which a majority of the Voting Power of the voting equity securities or voting interests is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

     (m) "Voting Power" shall mean the voting power of all securities of the Company then outstanding and generally entitled to vote for the election of directors of the Company.

     2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable, upon ten (10) days' prior written notice to the Rights Agent. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agents and any Co-Rights Agents shall be as the Company shall determine. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such Co-Rights Agent.

     3.  Issue of Rights Certificates.

     (a) Until the earlier of (i) 10 days following the Stock Acquisition Date or (ii) 10 days following (unless such date is extended by the Board of Directors) the commencement of (or first public announcement of an intention to commence) (which intention to commence remains in effect for five Business Days after such announcement), a tender or exchange offer without the prior approval of the Company which would result, in the absence of approval by the Company, in any Person (other than the Company, any subsidiary of the Company, or any employee benefit plan of the Company or any of its subsidiaries, or any entity holding securities of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan) becoming an Acquiring Person (including any such date which is on or after the date of this Agreement and prior to the issuance of the Rights) (the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights shall be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights (and the right to receive certificates therefor) shall be transferable only in connection with the transfer of the underlying shares of Common Stock. As soon as practicable after the Distribution Date, the Rights Agent shall send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a certificate for Rights, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right (subject to adjustment as provided in Section 11 hereof) for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates.

     As soon as practicable following the Record Date, the Company shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the Rights shall be evidenced by such certificates for the Common Stock together with the Summary of Rights and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the surrender for transfer of any of the certificates for the Common Stock outstanding on the Record Date, even without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     (b) Certificates issued for Common Stock (including, without limitation, certificates issued upon transfer or exchange of Common Stock) after the Record Date, but prior to the earlier of the Distribution Date or the Expiration Date (as such term is hereinafter defined), shall be deemed also to be certificates for Rights, and shall have impressed, printed, stamped, written or otherwise affixed onto them the following legend:

     This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Simpson Manufacturing Co., Inc. and BankBoston, N.A., as Rights Agent, dated as of July 30, 1999, as it may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Simpson Manufacturing Co., Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate Certificates and will no longer be evidenced by this Certificate. Simpson Manufacturing Co., Inc. will mail to the holder of this Certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances, Rights issued to Acquiring Persons (as defined in the Rights Agreement) or certain related Persons and any subsequent holder of such Rights may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     4.  Form of Rights Certificates.

     (a) The Rights Certificates (and the forms of election to purchase Preferred Stock and of assignment and certificates to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company and the Rights Agent may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or interdealer quotation system on which the Rights may from time to time be listed or traded, or to conform to usage. Subject to the provisions of Section 11 and Section 23 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price per one one-thousandth of a share set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

     (b) Any Rights Certificate issued pursuant to Section 3(a) hereof that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Rights Certificate issued at any time upon the transfer of any Rights to such an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Rights Certificate issued pursuant to
Section 6, Section 11 or Section 23 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain, to the extent the Rights Agent has appropriate notice, the following legend:

     The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. This Rights Certificate and the Rights represented hereby may become void under the circumstances specified in Section 7(e) of the Rights Agreement.

The provisions of Section 7(e) of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.

     5. Countersignature and Registration. The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, or its Chief Financial Officer, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose at such location or locations as the secretary of the Company shall agree upon from time to time with the Rights Agent, all in compliance with the New York Stock Exchange, Inc., books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

     6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates. Subject to the provisions of Sections 4(b), 7(e), 7(f) and 15 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

     Subject to the provisions of Sections 4(b), 7(e), 7(f) and 15 hereof, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate and such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and if requested by the Company or the Rights Agent, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company shall execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.

     (a) The registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon presentation of the Rights Certificate, with the appropriate form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a share of Preferred Stock (or such other number of shares or other securities) as to which the Rights are exercised, at or prior to the earlier of (i) the Close of Business on July 29, 2009 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 24 hereof, or (iii) the time at which the Rights are exchanged as provided in Section 24(c) hereof (such earliest time being herein referred to as the "Expiration Date"). Notwithstanding any other provision of this Agreement, any Person who prior to the Distribution Date becomes a record holder of shares of Common Stock may exercise all of the rights of a registered holder of a Rights Certificate with respect to the Rights associated with such shares of Common Stock in accordance with and subject to the provisions of this Agreement, including the provisions of Section 7(e) hereof, as of the date such Person becomes a record holder of shares of Common Stock.

     (b) The Purchase Price for each one one-thousandth share of Preferred Stock issuable upon exercise of a Right shall initially be $200, but shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

     (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the appropriate form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares (or other securities or property) to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to
Section 21(k), thereupon promptly (i)(A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company shall direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with
Section 15, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue other securities of the Company, and/or distribute other property pursuant to Section 11(a), the Company shall make all arrangements necessary so that such other securities and/or property are available for distribution by the Rights Agent, if and when appropriate. In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii), the Rights Agent shall return such Rights Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Rights Certificate no longer include the rights provided by Section 11(a)(ii) of the Rights Agreement and if less than all the Rights represented by such Rights Certificate were so exercised, the Rights Agent shall indicate on the Rights Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11(a)(ii).

     (d) In case the registered holder of any Rights Certificate shall exercise (except pursuant to Section 11(a)(ii)) less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 15 hereof.

     (e) Notwithstanding anything in this Agreement to the contrary, if there occurs any of the events set forth in Section 11(a)(ii) or Section 13(a) then any Rights that are or were on or after the Distribution Date beneficially owned by an Acquiring Person or any Associate or Affiliate of an Acquiring Person shall become null and void, without any further action, and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Right, whether under any provision of this Agreement or otherwise. Without limiting the foregoing sentence, Rights held by the following Persons shall be null and void without any further action: (i) any direct or indirect transferee of any Rights that are or were on or after the Distribution Date beneficially owned by an Acquiring Person or any Associate or Affiliate of an Acquiring Person; (ii) any direct or indirect transferee of any Rights that were on or before the Distribution Date beneficially owned by an Acquiring Person or any Associate or Affiliate of an Acquiring Person if the transferee received such Rights, directly or indirectly, (A) from an Acquiring Person or any Associate or Affiliate of an Acquiring Person (x) as a result of a distribution by such Acquiring Person or any Associate or Affiliate of an Acquiring Person to holders of its equity securities or similar interests (including, without limitation, partnership interests) or (y) pursuant to any continuing agreement, arrangement or understanding with respect to the Rights or (B) in a transfer (or series of transfers) which the Board of Directors of the Company determines is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 7(e); and (iii) subsequent transferees of Persons referred to in the foregoing clauses (i) and (ii) as well as this clause (iii).
The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights or any Rights Certificate or to any other Person as a result of the Company's failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the appropriate form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise shall have been properly completed and duly executed by the registered holder thereof and the Company and the Rights Agent shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company and the Rights Agent shall reasonably request.

     8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     9. Reservation and Availability of Preferred Stock. The Company covenants and agrees that it shall cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock, or any authorized and issued shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of an event specified in Section 11(a)(ii) or Section 13(a), shall so reserve and keep available a sufficient number of shares of Common Stock (and/or other securities) which may be required to permit the exercise in full of the Rights pursuant to this Agreement.

     So long as the shares of Preferred Stock (and, after the occurrence of an event specified in Section 11(a)(ii) or Section 13(a), any other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange or national quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares (or other securities) reserved for such issuance to be listed on such exchange or system upon official notice of issuance upon such exercise.

     The Company covenants and agrees that it shall take all such action as may be necessary to ensure that all shares of Preferred Stock and/or other securities delivered upon exercise of the Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or securities.

     The Company further covenants and agrees that it shall pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any certificates for shares of Preferred Stock and/or other securities upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or in respect of the issuance or delivery of the shares of Preferred Stock and/or other securities in a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Preferred Stock, and/or other securities in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     The Company shall use its best efforts to (i) file, if required by law, as soon as practicable following the Distribution Date, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the Expiration Date (unless and until the Company shall have received an opinion of counsel to the effect that the maintenance of such registration statement in effect is no longer necessary). The Company will also take such action as may be appropriate under the blue sky laws of the various states.

     10. Preferred Stock Record Date. Each Person in whose name any certificate for shares of Preferred Stock (or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock (or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly presented and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such presentation and payment is a date upon which the Preferred Stock (or other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or other securities) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a) (i) In the event the Company shall at any time after the date of this Agreement (A) subdivide the outstanding Preferred Stock, (B) combine the outstanding Preferred Stock into a smaller number of shares or (C) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and in Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock and other securities which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

     (ii) Subject to Section 24(c) of this Agreement, in the event that any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any entity holding securities of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall become an Acquiring Person, then proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall, for a period of 90 days after the later of the occurrence of any such event and the effective date of an appropriate registration statement pursuant to Section 9, have a right to receive upon exercise of each Right at the then current Purchase Price in accordance with the terms of this Agreement, such number of one one-thousandths of a share of Preferred Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and (y) dividing that product by 50% of the current market price per one share of Common Stock (determined pursuant to Section 11(b)) on the date of the occurrence of the event set forth in this subparagraph (ii) (such number of shares being referred to as the "number of Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii); and provided, further, that such 90-day period shall not be deemed to run during any period in which the exercise of the Rights or the fulfillment by the Company or the Rights Agent of its or their obligations under this Agreement shall be enjoined or otherwise prohibited in full or in part by any court or other governmental agency or body.

     (iii) In the event that there shall not be sufficient treasury shares or authorized but unissued shares of Preferred Stock to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) and the Rights become so exercisable, notwithstanding any other provision of this Agreement, to the extent necessary and permitted by applicable law and any agreements in effect on the date hereof to which it is a party, each Right shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, a number of shares, or units of shares, of (x) Common Stock (up to the maximum number of shares of Common Stock which may permissibly be issued using the allocation procedure specified in the second sentence of Section 11(g)) and (y) preferred stock (or other equity securities) of the Company, including, but not limited to, Preferred Stock, equal in the aggregate to the number of Adjustment Shares where the Board of Directors of the Company shall have deemed such shares or units, other than the shares of Common Stock, to have at least the same economic value and voting rights as the Common Stock (a "common stock equivalent") (one one-thousandth of a share of Preferred Stock shall be deemed to be a common stock equivalent); provided, however, if there are unavailable sufficient shares (or fractions of shares) of Common Stock and/or common stock equivalents, then the Company shall take all such action as may be necessary to authorize additional shares of Common Stock or common stock equivalents for issuance upon exercise of the Rights, including the calling of a meeting of stockholders; and provided, further, that the Company shall issue no common stock equivalent upon exercise of the Rights (except for Preferred Stock) until the Company has first issued all authorized and unreserved shares of Common Stock; and provided, further, that if the Company is unable to cause sufficient shares of Common Stock and/or common stock equivalents to be available for issuance upon exercise in full of the Rights, then each Right shall thereafter represent the right to receive the Adjusted Number of Common Shares upon exercise at the Adjusted Purchase Price (as such terms are hereinafter defined). As used herein, the term "Adjusted Number of Common Shares" shall be equal to that number of shares (or fractions of shares) of Common Stock (and/or shares or units of common stock equivalents) equal to the product of (x) the number of Adjustment Shares and (y) a fraction, the numerator of which is the number of shares of Common Stock (and/or shares or units of common stock equivalents) available for issuance upon exercise of the Rights and the denominator of which is the aggregate number of Adjustment Shares otherwise issuable upon exercise in full of all Rights (assuming there were sufficient shares of Common Stock available) (such fraction being referred to as the "Proration Factor"). The Adjusted Purchase Price shall mean the product of the Purchase Price and the Proration Factor. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Stock and common stock equivalents upon exercise of the Rights among holders of Rights.

     (b)(i) For the purpose of any computation hereunder, other than in
Section 11(a)(iii), the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to but not including such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of 30 Trading Days (as hereinafter defined) after but not including the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Bulletin Board or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined reasonably and with good faith by the Board of Directors of the Company shall be used and shall be binding on the Rights Agent. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

     (ii) For the purpose of any computation hereunder, the "current market price" per share (or one one-thousandth of a share) of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in Section 11(b) (other than the last sentence thereof). If the current market price per share (or one one-thousandth of a share) of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in Section 11(b)(i), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalization with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock and the "current market price" per one one-thousandth of a share of Preferred Stock shall be equal to the current market price per share of the Common Stock (as appropriately adjusted). If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

     (c) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest thousandth of a share of Common Stock or other share or the nearest one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(c), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

     (d) If as a result of any provision of Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a), and the provisions of Sections 7, 9, 10, 13 and 15 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

     (e) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (f) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

     (g) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Preferred Stock, Common Stock or other securities issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock, Common Stock or other securities at such adjusted Purchase Price. If upon any exercise of the Rights, a holder is to receive a combination of Preferred Stock, Common Stock and/or common stock equivalents, a portion of the consideration paid upon such exercise, equal to at least the then par value of a share of Preferred Stock and/or Common Stock of the Company, shall be allocated as the payment for each share of Preferred Stock or Common Stock of the Company so received, as the case may be.

     (h) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (i) Anything to the contrary in this Section 11 notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of Preferred Stock at less than the current market price, issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

     (j) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date, (i) declare a dividend on the outstanding shares of Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, then in any such case, (1) each Common Share (or shares of capital stock issued in such reclassification of the Common Shares) outstanding immediately following such time shall have associated with it the number of Rights as were associated with one Common Share immediately prior to the occurrence of the event described in clauses (i)-(iv) above; (2) the Purchase Price in effect at the time of the record date for such dividend or the effective date of such subdivision, combination or reclassification shall be determined by multiplying the Purchase Price in effect immediately prior to such time by a fraction, the numerator of which shall be the total number of Common Shares outstanding immediately prior to the event described in clauses (i)-(iv) above, and the denominator of which shall be the total number of Common Shares outstanding immediately after such event; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of such Right; and (3) the number of one one-thousandths of a share of Preferred Stock (or shares of such other capital stock) issuable upon the exercise of each Right outstanding after such event shall equal the number of one one-thousandths of a Preferred Share (or shares of such other capital stock) as were issuable with respect to one Right immediately prior to such event. Each Common Share that shall become outstanding after an adjustment has been made pursuant to this Section 11(j) shall have associated with it the number of Rights, exercisable at the Purchase Price and for the number of one one-thousandths of a Preferred Share (or shares of such other capital stock) as one Common Share has associated with it immediately following the adjustment made pursuant to this Section 11(j). If an event occurs which would require an adjustment under both this Section 11(j) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(j) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

     (k) The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights Agreement, including the rights represented by Section 13.

  12. Certificate of Adjusted Purchase Price or Number of Shares.
Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate. Notwithstanding the foregoing provisions of this Section 12, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment.

     13. Consolidation, Merger or Sale or Transfer of Assets or Earning
Power.

     (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger (other than in the case of either transaction described in (x) or (y), a merger or consolidation which would result in all of the Voting Power represented by the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the Voting Power represented by the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its subsidiaries shall sell, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person, then, and in each such case, proper provision shall be made so that (i) following the Distribution Date, each holder of a Right, except as provided in Section 7(e) hereof, shall have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of freely tradable Common Stock of the Principal Party (as hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims, as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii) hereof) and (y) dividing that product by 50% of the current market price per share of the Common Stock of such Principal Party (determined pursuant to Section 11(b) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights.

     (b) "Principal Party" shall mean:

         (i) in the case of any transaction described in (x) or (y) of the first sentence of this Section 13, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation (including, if applicable, the Company, if it is the surviving corporation); and

         (ii) in the case of any transaction described in (z) of the first sentence in this Section 13, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect subsidiary or Affiliate of another Person, "Principal Party" shall refer to such other Person; (2) in case such Person is a subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in
(1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint ventures and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

     (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this
Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Party at its own expense shall:

         (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

         (ii) use its best efforts to (x) qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate and (y) cause the Rights and the securities purchasable upon exercise of the Rights to be listed on any national securities exchange or national quotation system upon which its Common Stock is listed, traded or quoted; and

         (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under Section 11(a)(ii) and shall survive any exercise thereunder.

     14. Additional Covenants.

     (a) The Company covenants and agrees that after the Stock Acquisition Date, it shall not (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer to, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries taken as a whole, any other Person if at the time of or after such consolidation, merger or sale there are any charter or by-law provisions or any rights, warrants or other instruments outstanding or any other action taken which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, merger or sale unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this subsection.

     (b) The Company covenants and agrees that, after the Stock
Acquisition Date, it will not, except as permitted by Section 24 hereof, take any action the purpose or effect of which is to diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

     15. Fractional Rights and Fractional Shares.

     (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(j), or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this
Section 15(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company shall be used and shall be binding on the Rights Agent.

     (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this
Section 15(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(b)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) Following the occurrence of one of the transactions or events specified in Section 11 or Section 13 giving rise to the right to receive common stock equivalents (other than Preferred Stock) or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares or units of such common stock equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional shares of such common stock equivalents or other securities. In lieu of fractional shares or units of such common stock equivalents or other securities, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such common stock equivalent or other securities. For purposes of this Section 15(c), the current market value shall be determined in the manner set forth in Section 11(b) hereof for the Trading Day immediately prior to the date of such exercise and, if such common stock equivalent is not traded, each such common stock equivalent shall have the value of one one-thousandth of a share of Preferred Stock.

     (d) Except as otherwise expressly provided herein, the holder of a Right by the acceptance of the Rights expressly waives such holder's right to receive any fractional Rights or any fractional shares (other than, in the case of Preferred Stock, fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of a Right.

     16. Rights of Action. All rights of action in respect of this Agreement, except those rights of action vested in the Rights Agent pursuant to Section 21, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Holders of Rights shall be entitled to recover from the Company the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

     17. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

     (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

     (c) the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

     18. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock, Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions thereof.

     19. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, execution, delivery and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damages, including consequential and special damages, judgment, fine, penalty, claim, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

     The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     20. Merger or Consolidation or Change of Name of Rights Agent. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 22 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     21. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights
Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof shall be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct; provided, however, that the Rights Agent shall not be liable in excess of the greater of its insurance proceeds plus deductible or ten million dollars.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except as to the fact that it has countersigned the

Rights Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not have any liability for nor be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate pursuant to Section 12 describing any such adjustment); nor shall it be responsible for any determination by the Board of Directors of the Company of the current market value of the Rights or Preferred Stock or Common Stock pursuant to the provisions of Section 15 hereof; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Rights Agreement and the date on and/or after which such action shall be taken or omitted and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three Business Days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking or omitting any such action, the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

     (h) The Rights Agent and any stockholder, director, affiliate, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to the holders of the Rights resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the Certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

     22. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of the State of California or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business in the State of California or the State of New York), in good standing, having an office in the State of California or the State of New York, which is authorized under such laws to exercise corporate trust or stockholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 22, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     23. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or otherwise under any employee plan or arrangement, which plan or arrangement is existing as of the Distribution Date, or upon the exercise, conversion or exchange of any other securities issued by the Company on or prior to the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificates shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificates would be issued, and (ii) no such Rights Certificates shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     24. Redemption, Termination and Exchange.

     (a)(i) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (x) the Distribution Date or (y) 5 P.M., San Francisco time, on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

     (ii) In addition, following the occurrence of the Distribution Date but prior to any Stock Acquisition Date, the Board of Directors of the Company may redeem all but not less than all of the then outstanding Rights at the Redemption Price either (x) in connection with any transaction not involving any Person or group of Affiliated or Associated Persons that caused the Distribution Date to occur or any other Person in which such Person or any constituent of such group has an interest or on whose behalf such Person is acting directly or indirectly, or (y) in connection with a tender or exchange offer for any and all outstanding shares of Common Stock at a price and on terms determined, prior to the date of the first acceptance of payment for any of such shares, by at least a majority of the members of the Board of Directors to be both adequate and otherwise in the best interests of the Company and its stockholders.

     (iii) In addition, following the occurrence of a Stock Acquisition Date but prior to any event described in Section 13(a), the Board of Directors of the Company may redeem all but not less than all of the then outstanding Rights at the Redemption Price either (x) in connection with any event specified in Section 13(a) in which all holders of Common Stock are treated alike and not involving (other than as a holder of Common Stock being treated like all other such holders) an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other Person in which such Acquiring Person, Affiliate or such Associate has any interest, or any other Person acting directly or indirectly on behalf of or in association with any such Acquiring Person, Affiliate or Associate, or (y) in connection with a tender offer for all outstanding shares of Common Stock at a price and on terms determined by the Board of Directors to be both adequate and in the best interest of the Company if and for as long as the Acquiring Person is not then the Beneficial Owner of securities representing 15% or more of the Voting Power, and at the time of redemption there are no other Persons who are Acquiring Persons and following the occurrence of an event set forth in, and the expiration of any period during which the holder of Rights may exercise the rights under, Section 11(a)(ii).

     (b) In the case of a redemption permitted under Section 24(a)(i), immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. In the case of a redemption permitted under Section 24(a)(ii) or
(iii), evidence of which shall have been filed with the Rights Agent, the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price only after 10 Business Days following the giving of notice of such redemption to the holders of such Rights if no event set forth in Section 11(a)(ii) shall have occurred, and, if such event shall have occurred, upon the later of 10 Business Days following the giving of such notice or the expiration of any period during which the rights under Section 11(a)(ii) may be exercised. Within 10 days after the action of the Board of Directors ordering any such redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.
Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

     In the case of a redemption permitted under this Section 24(a), the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent of the Common Stock, and upon such action, all outstanding Rights Certificates shall be null and void without any further action by the Company.

     (c)(i) Subject to the limitations of applicable law, the Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, redeem all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e)) hereof) by exchanging for such Rights shares of Common Stock or common stock equivalent at an exchange ratio of one share of Common Stock or common stock equivalent per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the company or any such subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

     (ii) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 24(c)(i) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock or common stock equivalent equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

     (iii) In any exchange pursuant to this Section 24(c), the Company, at its option, may substitute shares of Preferred Stock or shares having the same or more favorable rights, privileges and preferences as the Preferred Stock ("equivalent preferred stock") for Common Stock exchangeable for Rights, at the initial rate of one one-thousandth of a share of Preferred Stock (or equivalent preferred stock) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the shares of Preferred Stock pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

     (iv) In the event that there shall not be sufficient shares of Common Stock or Preferred Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24(c), the Company shall take all such action as may be necessary to authorize additional shares of Common Stock or Preferred Stock for issuance upon exchange of the Rights.

     (d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this Section 24(d), the current market value of a whole share of Common Stock shall be the current market price of a share of Common Stock (as determined pursuant to Section 11(b) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24(d).

     25. Notice of Certain Events. In case the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company) or (b) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right and the Rights Agent, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier.

     In case any of the events set forth in Section 11(a)(ii) or 13(a) of this Agreement shall occur, then, in any such case, the Company or the Principal Party, as the case may be, shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with

Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or 13(a) hereof, as the case may be.

     The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

     26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights
Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

         Simpson Manufacturing Co., Inc.
         4637 Chabot Drive, Suite 200
         P.O. Box 10789
         Pleasanton, CA 94588-0789
         Attention:  Secretary

Subject to the provisions of Section 22, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

         BankBoston, N.A..
         c/o EquiServe Limited Partnership
         150 Royall Street
         Canton, MA 02021
         Attention:  Client Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     27. Supplements and Amendments. The Company and the Rights Agent may from time to time supplement or amend this Agreement without approval of any holders of Rights or Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
(iii) prior to the Distribution Date, to change or supplement the provisions hereunder which the Company may deem necessary or desirable or
(iv) on or following the Distribution Date, to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement.
Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

     28. Determination and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common

Stock or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to
(i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other parties, and (y) not subject the Board to any liability to the holders of the Rights Certificates.

     29. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     30. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock).

     31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and to be performed entirely within such state.

     33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                  SIMPSON MANUFACTURING CO., INC.

By:    /s/ Jeff Mackenzie                By:    /s/ Stephen B. Lamson
       -------------------------                -------------------------
Title: Financial Reporting Manager       Title: CFO


Attest:                                  BANKBOSTON, N.A., as Rights Agent

By:                                      By:    /s/ B. Puschendorf
       -------------------------                -------------------------
Title:                                   Title: Sr. Account Manager

                                 EXHIBIT A
                                 ---------

            CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                 OF SERIES A PARTICIPATING PREFERRED STOCK
                                    OF
                      SIMPSON MANUFACTURING CO., INC.

          Pursuant to Section 151 of the General Corporation Law
                         of the State of Delaware

     I, Stephen B. Lamson, Chief Financial Officer, Secretary and
Treasurer of Simpson Manufacturing Co., Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, DO HEREBY CERTIFY:

     1. That no shares of the Series A Participating Preferred Stock of the Corporation have been issued.

     2. That, pursuant to the authority conferred on the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on July 29, 1999 adopted the following resolutions which set forth the terms of a series of preferred stock designated as Series A Participating Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article IV of the Certificate of Incorporation, a series of preferred stock is hereby designated as "Series A Participating Preferred Stock" of the Corporation and that the designation and amount thereof and the relative powers, rights, preferences and limitations of the shares of such series are as follows:

         (a) Designation and Amount. The shares of the series of Preferred Stock shall be designated as "Series A Participating Preferred Stock," par value $.01 per share, and the number of shares constituting such series shall be one million (1,000,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

         (b) Dividends and Distributions.

             (i) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends or distributions (except as provided in paragraph (f) below), the holders of shares of Series A Participating Preferred Stock, in preference to the holders of shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of

         Directors out of funds legally available for the purpose, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $25.00 or (y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (except as provided in paragraph
         (f) below) other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A Participating Preferred Stock (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or
         (C) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (ii) Other than with respect to a dividend on the Common Stock payable in shares of Common Stock, the Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in subparagraph (i) above at the same time as it declares a dividend or distribution on the Common Stock. The date or dates set for the payment of such dividend or distribution on the Series A Participating Preferred Stock and the record date or dates for the determination of entitlement to such dividend or distribution shall be the same date or dates as are set for the dividend or distribution on the Common Stock. On any such payment date, no dividend or distribution shall be paid on the Common Stock until the appropriate payment has been made on the Series A Participating Preferred Stock.

         (c) Voting Rights.  The holders of shares of Series A
     Participating Preferred Stock shall have the following voting rights:

             (i) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A Participating Preferred Stock (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock into a greater number of shares, or (C) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

             (ii) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

             (iii) (A) If at any time dividends on any Series A Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

                 (B) During any default period, such voting right of the
             holders of Series A Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (C) of this Section 7(c)(iii) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two
             (2) Directors, or if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Participating Preferred Stock.

                 (C) Unless the holders of Preferred Stock shall, during
             an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this subparagraph (c)(iii)(C) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this subparagraph (c)(iii)(C), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                 (D) In any default period, the holders of Common Stock,
             and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and
             (y) any vacancy in the Board of Directors may (except as provided in subparagraph (c)(iii)(B) of this Section 7) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (iii) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                 (E) Immediately upon the expiration of a default period
             (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Certificate of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of subparagraph
             (c)(iii)(B) of this Section 7 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

             (iv) Except as set forth herein, holders of Series A
         Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote on matters submitted to the stockholders of the Corporation as set forth herein) for taking any corporate action.

         (d) Certain Restrictions.

             (i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Subsection (b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                 (A) declare or pay dividends on, make any other
             distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
             up) to the Series A Participating Preferred Stock;

                 (B) declare or pay dividends on or make any other
             distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                 (C) redeem or purchase or otherwise acquire for
             consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
             up) with the Series A Participating Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock; or

                 (D) purchase or otherwise acquire for consideration any
             shares of Series A Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

             (ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (i) of this Subsection (d), purchase or otherwise acquire such shares at such time and in such manner.

         (e) Reacquired Shares. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred
     Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         (f) Liquidation, Dissolution or Winding Up.

             (i) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received per share, the greater of $1,000.00 or 1,000 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (A) the Series A Liquidation Preference by (B) 1,000 (as appropriately adjusted as set forth in subparagraph (iii) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (B), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

             (ii) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

             (iii) In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A Participating Preferred Stock (A) declare any dividend on

         Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (g) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A Participating Preferred Stock (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

         (h) Redemption. The shares of Series A Participating Preferred Stock shall not be redeemable.

         (i) Ranking. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         (j) Amendment. The Certificate of Incorporation and the Bylaws of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Participating Preferred Stock voting separately as a class.

         (k) Fractional Shares. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

And be it further

     RESOLVED, that any Officer of the Corporation be, and each of them hereby is, authorized to execute a Certificate of Designation with respect to the Series A Participating Preferred Stock pursuant to section 151 of the General Corporation Law of the State of Delaware and to take all appropriate action to cause such Certificate to become effective, including, but not limited to, the filing of such Certificate with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this ____ day of ________________, 1999.


                                          _____________________________
                                                Stephen B. Lamson
                                             Chief Financial Officer
                                             Secretary and Treasurer


                                 EXHIBIT B
                                 ---------
                       [Form of Rights Certificate]


Certificate No. R-____________   __________________________ Rights

     NOT EXERCISABLE AFTER JULY 29, 2009 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON. THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID UNDER THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*


                            Rights Certificate

                      SIMPSON MANUFACTURING CO., INC.


     This certifies that _____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of July 30, 1999 (the "Rights Agreement") between Simpson Manufacturing Co., Inc., a Delaware corporation (the "Company"), and BankBoston, N.A., a national banking association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5 P.M. (San Francisco time) on July 29, 2009, at the office of the Rights Agent designated for such purpose, one one-thousandth of a fully paid, nonassessable share of Series A Participating Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $200 per one one-thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the appropriate Form of Election to Purchase and Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the close of business on the record date relating to the initial distribution of the Rights, based on the Preferred Stock as constituted at such date.

     As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and

______________________________
* The portion of the legent in brackets shall be inserted only if applicable.

immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are also available upon written request to the Company.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. If this Rights Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Rights Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right. Subject to the provisions of the Rights Agreement, the Company, at its option, may elect to mail payment of the redemption price to the registered holder of the Right at the time of redemption, in which event this Rights Certificate may become void without any further action by the Company.

     No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Attest:                                  SIMPSON MANUFACTURING CO., INC.

By:                                      By:
       -------------------------                -------------------------
Title:                                   Title:


Countersigned:

BANKBOSTON, N.A., as Rights Agent

By:
       -------------------------
Title:





               [Form of Reverse Side of Rights Certificate]

                            FORM OF ASSIGNMENT

              (To be executed by the registered holder if such
             holder desires to transfer the Rights Certificate.)


  FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers unto _____________________________________________________________________
__________________________________________________________________________
               (please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

     Dated: ___________, ____.


                                          _____________________________
                                                   Signature


Signature Guaranteed:

                                CERTIFICATE


     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [   ] are [   ]
are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

     Dated:  _______________, ____.


                                          _____________________________
                                                   Signature


                                 NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                        FORM OF ELECTION TO PURCHASE

                   (To be executed if holder desires to
                exercise the Rights Certificate pursuant to
                Section 11(a)(ii) of the Rights Agreement.)

To Simpson Manufacturing Co., Inc.:

     The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock (or such other securities of the Company) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:

  ________________________________________________________________________
      (Please insert social security or other identifying number)

  ________________________________________________________________________
                   (Please print name and address)

  ________________________________________________________________________


     The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to Section 11(a)(ii) of the Rights Agreement shall be returned to the undersigned unless such Person requests that the Rights Certificate be registered in the name of and delivered to:

  ________________________________________________________________________
  Please insert social security or other identifying number (complete only if Rights Certificate is to be registered in a name other than the undersigned)

  ________________________________________________________________________
                   (Please print name and address)

  ________________________________________________________________________


     Dated:  ____________, ____.


                                          _____________________________
                                                   Signature


Signature Guaranteed:

                                CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [   ] are [   ]
are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

     (2) this Rights Certificate [   ] is [   ] is not being sold,
assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

     (3) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


     Dated:  ____________, ____.


                                          _____________________________
                                                   Signature


                                  NOTICE

     The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                      FORM OF ELECTION TO PURCHASE

            (To be executed if holder desires to exercise the Rights Certificate other than pursuant to
             Section 11(a)(ii) of the Rights Agreement.)

To Simpson Manufacturing Co., Inc.:

     The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock (or such other securities of the Company or any other Person) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:

  ________________________________________________________________________
      (Please insert social security or other identifying number)

  ________________________________________________________________________
                   (Please print name and address)

  ________________________________________________________________________


     The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to Section 11(a)(ii) of the Rights Agreement shall be returned to the undersigned unless such Person requests that the Rights Certificate be registered in the name of and delivered to:


  ________________________________________________________________________
      (Please insert social security or other identifying number)
  (complete only if Rights Certificate is to be registered in a name other than the undersigned)

  ________________________________________________________________________
                   (Please print name and address)

  ________________________________________________________________________


     Dated:  ____________, ____.


                                          _____________________________
                                                   Signature


Signature Guaranteed:

                                CERTIFICATE


     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [   ] are [   ]
are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


     Dated:  ____________, ____.


                                          _____________________________
                                                   Signature


                                 NOTICE


     The signature to the foregoing Election to Purchase must correspond to the name as written upon the fact of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                 EXHIBIT C
                                 ---------

                             SUMMARY OF RIGHTS

As a precaution to ensure that it continues to be able to take appropriate action to protect the interests of Simpson Manufacturing Co., Inc. (the "Company") and its stockholders, the Company's Board of Directors has adopted a Stockholder Rights Plan. The Stockholder Rights Plan would help the Board to maximize stockholder value in the event of a change of control of the Company, and otherwise to resist actions that the Board considers likely to injure the Company or its stockholders.

Integral to the plan is a Rights dividend payable on shares of the Company's Common Stock. On July 29, 1999, the Board of Directors declared a dividend distribution on each outstanding share of Common Stock of one Right to purchase the Company's Series A Participating Preferred Stock. The dividend was paid to stockholders of record at the close of business on August 19, 1999. No income was recognized by stockholders for tax purposes on payment of the dividend. The Rights are not now exercisable, and it is not known at this time whether they ever will be exercisable.
No action can be taken by holders of Rights at this time. The Rights will expire on the earlier of (1) July 29, 2009, or (2) redemption or exchange of the Rights as described below.

In general, until the Rights are exercisable or are redeemed or exchanged or expire unexercised, each Right is associated with and cannot be separated from the underlying share of Common Stock on which the right was declared as a dividend. Accordingly, until the Rights are separate from the Common Stock, (1) each holder of outstanding shares of Common Stock is also the holder of an equal number of Rights, (2) any sale or other transfer of shares of Common Stock by a holder thereof also will cause a transfer of the associated Rights, (3) no income or loss will be recognized with respect to the sale of Rights incident to a sale of Common Stock, and (4) no certificates will be issued to evidence ownership of the Rights, but certificates for shares of Common Stock issued after the Record Date will refer to the associated Rights. Until a Right is exercised, it confers no rights as a stockholder, including, without limitation, the right to vote or to receive dividends.

The Rights will separate from the Common Stock if there is a "Distribution Date." A Distribution Date would occur upon the earliest to happen of (1) a public announcement that someone has become an "Acquiring Person," meaning that such person (including affiliated or associated persons or entities) has acquired, or obtained the right to acquire, beneficial ownership of 15 percent or more of the outstanding shares of Common Stock, other than as a result of repurchases of stock by the Company, or (2) 10 days (unless such date is extended by the Board of Directors) having elapsed following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer that would result in someone becoming an Acquiring Person. If a Distribution Date occurs, the Rights will become exercisable and separately tradable, and the Company will issue certificates for the Rights as soon as possible.

The Preferred Stock purchasable upon exercise of the Rights will be nonredeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such stock). Each share of Preferred Stock will have a preferential quarterly dividend in an amount equal to 1,000 times the dividend declared on each share of Common Stock, but in no event less than $25. In the event of liquidation, the holders of shares of Preferred Stock will receive a preferred liquidation payment equal to the greater of $1,000 or 1,000 times the payment made per each share of Common Stock.

Each share of Preferred Stock will have 1,000 votes, voting together with the shares of Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions.

The amount of Preferred Stock that the holder of a Right is entitled to receive upon exercise of a Right and the Purchase Price payable upon exercise of a Right are both subject to adjustment. Initially, the Purchase Price is $200 per Right. If no one has yet become an Acquiring Person, payment of the Purchase Price entitles the holder of a Right to receive only one one-thousandth of a share of Preferred Stock. If someone has become an Acquiring Person, however, payment of the Purchase Price entitles the holder to receive a number of one one-thousandth shares having a value, based on the then current market value of the Common Stock, equal to two times the Purchase Price. In addition, if someone has become an Acquiring Person, and thereafter the Company is involved in a merger or other business combination transaction, a holder of a Right also will be able to acquire, upon payment of the Purchase Price, Common Stock of the Company or its successor having a value, based on the market value of the Company or its successor at the time of the transaction, equal to twice the value of the Purchase Price. Some limitations apply to the timing of exercise of the Rights, and any Rights belonging to an Acquiring Person are null and void.

The Board of Directors may redeem the Rights in whole, but not in part, at the Redemption Price of $0.01 per Right, at any time before there is an Acquiring Person. After there is an Acquiring Person, the Rights may be redeemed only in very limited circumstances. However, the Board of Directors may in some cases also exchange all or part of the then outstanding and exercisable Rights (except for Rights that have become void) for shares of Common Stock at a rate of one share of Common Stock (or substitute consideration) per Right. Upon redemption or exchange, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price or the exchange consideration, as applicable.

A full description of the Rights is set forth in the Rights Agreement between Simpson Manufacturing Co., Inc. and the Rights Agent, BankBoston, N.A. A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free by writing the Corporate Secretary, Simpson Manufacturing Co., Inc., 4637 Chabot Drive, Suite 200, P.O. Box 10789, Pleasanton, CA 94588-0789. The Company and the Rights Agent retain broad authority to amend the Rights Agreement; however, following any Distribution Date any amendment may not adversely affect the interests of holders of Rights. THIS SUMMARY DESCRIPTION OF THE RIGHTS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RIGHTS AGREEMENT.